Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Press:	Mary Beth Kissane, Walek & Associates (212) 590-0536

Press:	Frank D. Filipo, Executive Vice President (631) 208-2400	4 West Second Street Riverhead, NY 11901 (631) 208-2400 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com
Investor:	Douglas Ian Shaw Senior Vice President (631) 208-2400

SUFFOLK BANCORP ANNOUNCES RESULTS FOR THE FOURTH QUARTER

AND THE FULL YEAR OF 2011

Riverhead, New York, January 31, 2012 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the fourth quarter and full year of 2011. Unaudited earnings-per-share for the quarter were $0.12, a decrease of 62.5 percent from $0.32 during the comparable period of 2010. Net income for the quarter was $1,156,000, down 62.3 percent from $3,069,000 during the same quarter last year. The net loss-per-share for the full year was $(0.01), down 101.2 percent from $0.65 as restated a year ago. The net loss for the year was $76,000, down 101.2 percent from net income of $6,256,000 as restated during 2010. A detailed financial summary follows the text.

Key reasons for the changes in performance include the following:

Decrease of $1,913,000, or 62.3 percent in net income quarter to comparable quarter of 2010:

•

Decrease of $2,391,000, or 12.8 percent in net interest income owing to lower balances of earning assets, and liabilities; and higher balances of non-performing assets. This was offset by a $4,737,000 or 85.6 decrease in the provision for loan losses.

•

Decrease in other income of $2,073,000 or 60.5 percent, primarily attributable to a decrease in deposit service charges owing to lower balances. Fourth quarter results also include a loss attributable to other-than-temporary-impairment on two private label collateralized mortgage obligations in the Bank’s investment portfolio of $1,052,000.

•	Increase in other expense of $1,837,000 or 13.6 percent including increased accounting, consulting, and other costs to bring financial reporting current and to assist in transition of management.

Decrease of $6,332,000 or 101.2 percent in net income for the year 2011 from the year 2010:

•

Decrease of $7,028,000, or 9.2 percent in net interest income owing to lower balances of earning assets and liabilities, and higher balances of non-performing assets. This was offset by a $7,198,000 or 22.4 decrease in the provision for loan losses, and an increase of a $2,918,000 or 223.6 percent in the benefit from income taxes.

•	Increase in other expense of $8,264,000 or 16.3 percent including increased accounting, consulting, and other costs to bring financial reporting current and to assist in transition of management.

•

Decrease in other income of $1,156,000 or 10.3 percent primarily attributable to a decrease in deposit service charges owing to lower balances. Annual results also include a loss attributable to other-than-temporary-impairment on two private label collateralized mortgage obligations in the Bank’s investment portfolio of $1,052,000.

PRESS RELEASE January 31, 2012 Page 2 of 5

President and Chief Executive Officer, Howard C. Bluver, remarked, “Given the significant challenges faced by the Bank throughout 2011, I am pleased that this quarter’s results continue to reflect the financial strength that has been the hallmark of this institution over its long history. The Bank was profitable in the fourth quarter, notwithstanding significant costs incurred to complete financial restatements; exceeds all well-capitalized regulatory standards; and maintains an allowance for loan losses equal to 4.12 percent of total loans. Further, the net interest margin of 4.91 percent this quarter is a testament to the loyal customer base that our employees never lose sight of for even a single day.”

He continued, “I am also pleased we made progress this quarter in reducing our levels of non-performing loans and assets. This will continue to be a primary focus for Suffolk as we move through 2012. While the uncertain economic environment on the east end of Long Island will continue to be the most important factor impacting our ability to show future progress, I am confident that we now have in place the right senior leadership and workout resources to manage this priority in a smart and focused way. We also expect to announce the appointment of an experienced Chief Financial Officer shortly.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through the Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, the Suffolk County National Bank has 30 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release includes statements which look to the future. These can include remarks about Suffolk, the banking industry, the economy in general, expectations of the business environment in which Suffolk operates, projections of future performance, and potential future credit experience. These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond Suffolk’s control and are subject to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors that could affect Suffolk Bancorp include particularly, but are not limited to: a failure by Suffolk to meet the deadline under SEC rules for filing its Annual Report on Form 10-K (or any permitted extension thereof), or any further delay in filing its Annual Report beyond April 15, 2012; the possibility of further delay in Suffolk’s hiring of a new CFO; changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; results of regulatory examinations; any failure by Suffolk to comply with our written agreement with the OCC (the “Agreement”) or the individual minimum capital ratios for the Bank established by the OCC; the cost of compliance with the Agreement; any failure by Suffolk to maintain effective internal controls over financial reporting; larger-than-expected losses from the sale of assets; potential litigation or regulatory action relating to the matters resulting in Suffolk’s failure to file on time its Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011 or resulting from the revisions to earnings previously announced on April 12, 2011 or the restatement of its financial statements for the quarterly period ended September 30, 2010 and year ended December 31, 2010; and the potential that net charge-offs are higher than expected or for further increases in our provision for loan losses. Further, it could take Suffolk longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards may require Suffolk to change its practices in ways that materially change the results of operations.

# # # # #

PRESS RELEASE January 31, 2012 Page 3 of 5

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	4th Qtr 2011	4th Qtr 2010	Change	YTD 2011	YTD 2010	Change
		restated			restated
EARNINGS
Earnings (Loss)-Per-Share - Basic	$0.12	$0.32	(62.6%)	$(0.01)	$0.65	(101.2%)
Cash Dividends-Per-Share	—	0.15	(100.0%)	—	0.81	(100.0%)
Net Income	1,154	3,069	(62.4%)	(78)	6,256	(101.2%)
Net Interest Income	16,244	18,635	(12.8%)	69,564	76,592	(9.2%)
AVERAGE BALANCES
Average Assets	$1,523,781	$1,672,174	(8.9%)	$1,590,988	$1,702,384	(6.5%)
Average Net Loans	943,463	1,101,736	100.0%	1,012,835	1,129,917	(10.4%)
Average Investment Securities	315,049	439,053	(28.2%)	362,972	456,367	(20.5%)
Average Interest-Earning Assets	1,436,209	1,563,649	(8.2%)	1,515,560	1,596,384	(5.1%)
Average Deposits	1,328,504	1,443,024	(7.9%)	1,393,832	1,430,738	(2.6%)
Average Borrowings	—	41,906	(100.0%)	20,269	93,169	(78.2%)
Average Interest -Bearing Liabilities	794,474	950,419	(16.4%)	894,599	1,019,227	(12.2%)
Average Equity	139,462	143,392	(2.7%)	136,094	141,631	(3.9%)
RATIOS
Return on Average Equity	3.31%	8.56%	(61.3%)	(0.06%)	4.42%	(101.3%)
Return on Average Assets	0.30%	0.73%	(58.7%)	(0.00%)	0.37%	(101.3%)
Average Equity/Average Assets	9.15%	8.58%	6.7%	8.55%	8.32%	2.8%
Net Interest Margin (FTE)	4.91%	5.01%	(2.0%)	4.97%	5.05%	(1.6%)
Efficiency Ratio	87.02%	61.08%	42.5%	74.15%	57.82%	28.2%
Tier 1 Leverage Ratio End of Period	8.46%	8.26%	2.4%
Tier 1 Risk-based Capital Ratio End of Period	12.98%	11.36%	14.3%
Total Risk-based Capital Ratio End of Period	14.26%	12.62%	13.0%
ASSET QUALITY
during period:
Net Charge-offs	$4,535	$3,777	20.1%	$13,299	$16,051	(17.1%)
Net Charge-offs/Average Net Loans (annualized)	1.92%	1.37%	40.2%	1.31%	1.42%	(7.6%)
at end of period:
Total Non-performing Loans	80,760	29,484	173.9%
Foreclosed Real Estate (“OREO”)	1,800	5,719	(68.5%)
Total Non-performing Assets	82,560	35,203	134.5%
Allowance/Non-performing Loans	49.48%	96.39%	(48.7%)
Allowance/Loans, Net of Discount	4.12%	2.56%	61.3%
Net Loans/Deposits	70.87%	77.27%	(8.3%)
EQUITY
Shares Outstanding	9,726,814	9,692,312	0.4%
Common Equity	$136,560	$136,820	(0.2%)
Book Value Per Common Share	14.04	14.12	(0.5%)
Tangible Common Equity	135,746	136,006	(0.2%)
Tangible Book Value Per Common Share	13.96	14.03	(0.5%)
LOAN DISTRIBUTION
at end of period:
Commercial, Financial & Agricultural Loans	$206,652	$248,750	(16.9%)
Commercial Real Estate Mortgages	428,646	431,179	(0.6%)
Real Estate - Construction Loans	49,704	82,720	(39.9%)
Residential Mortgages (1st and 2nd Liens)	160,619	195,993	(18.0%)
Home Equity Loans	79,684	84,696	(5.9%)
Consumer Loans	43,806	67,814	(35.4%)
Other Loans	543	1,127	(51.8%)

Total Loans (Net of Unearned Discounts)	$969,654	$1,112,279	(12.8%)

PRESS RELEASE January 31, 2012 Page 4 of 5

CONSOLIDATED STATEMENT OF CONDITION

(unaudited, in thousands of dollars except for share data)

	December 31,
	2011	2010	Change
		restated
ASSETS
Cash & Due From Banks	$172,559	$41,149	319.4%
Federal Reserve Bank Stock	712	652	9.2%
Federal Home Loan Bank Stock	1,744	3,531	(50.6%)
Investment Securities:
Available for Sale, at Fair Value	299,204	396,670	(24.6%)
Obligations of States & Political Subdivisions, Held to Maturity	9,315	9,936	(6.3%)
Corporate Bonds & Other Securities	80	80	0.0%

Total Investment Securities	308,599	406,686	(24.1%)

Total Loans	969,654	1,112,279	(12.8%)
Allowance for Loan Losses	39,958	28,419	40.6%

Net Loans	929,696	1,083,860	(14.2%)

Premises & Equipment, Net	27,984	25,548	9.5%
Other Real Estate Owned, Net	1,800	5,719	(68.5%)
Accrued Interest and Loan Fees Receivable	6,885	7,025	(2.0%)
Goodwill	814	814	0.0%
Other Assets	33,434	31,883	4.9%

TOTAL ASSETS	$1,484,227	$1,606,867	(7.6%)

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$525,379	$493,630	6.4%
Saving, N.O.W. & Money Market Deposits	531,544	601,828	(11.7%)
Time Certificates of $100,000 or More	168,140	210,096	(20.0%)
Other Time Deposits	86,809	97,199	(10.7%)

Total Deposits	1,311,872	1,402,753	(6.5%)

Federal Home Loan Bank Borrowings	—	40,000	(100.0%)
Dividend Payable on Common Stock	—	1,454	(100.0%)
Accrued Interest Payable	348	591	(41.1%)
Other Liabilities	35,447	25,249	40.4%

TOTAL LIABILITIES	1,347,667	1,470,047	(8.3%)

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,726,814 and 9,692,312 shares outstanding at December 31, 2011 and 2010, respectively)	34,330	34,236	0.3%
Paid-in Capital	24,010	23,368	2.7%
Treasury Stock at Par (4,005,270 and 4,002,158 shares, respectively)	(10,013)	(10,005)	0.1%
Retained Earnings	91,303	91,450	(0.2%)

	139,630	139,049	0.4%

Accumulated Other Comprehensive Loss, Net of Tax	(3,070)	(2,229)	37.7%

TOTAL STOCKHOLDERS’ EQUITY	136,560	136,820	(0.2%)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,484,227	$1,606,867	(7.6%)

PRESS RELEASE January 31, 2012 Page 5 of 5

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	December 31,			December 31,
	2011	2010	Change	2011	2010	Change
		restated			restated
INTEREST INCOME
Federal Funds Sold & Interest Due from Banks	$92	$20	360.0%	$232	$28	728.6%
United States Treasury Securities	—	71	(100.0%)	96	284	(66.2%)
Obligations of States & Political Subdivisions	1,532	1,989	(23.0%)	6,864	7,807	(12.1%)
Mortgage-Backed Securities	1,311	1,771	(26.0%)	5,869	7,728	(24.1%)
U.S. Government Agency Obligations	—	162	(100.0%)	337	769	(56.2%)
Corporate Bonds & Other Securities	44	79	(44.3%)	247	399	(38.1%)
Loans and Loan Fees	14,356	16,746	(14.3%)	61,844	69,291	(10.7%)

Total Interest Income	17,335	20,838	(16.8%)	75,489	86,306	(12.5%)

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	342	789	(56.7%)	1,960	3,340	(41.3%)
Time Certificates of $100,000 or more	453	644	(29.7%)	2,029	2,915	(30.4%)
Other Time Deposits	296	424	(30.2%)	1,281	1,789	(28.4%)
Federal Funds Purchased & Repurchase Agreements	—	1	(100.0%)	1	3	(66.7%)
Borrowings	—	345	(100.0%)	654	1,667	(60.8%)

Total Interest Expense	1,091	2,203	(50.5%)	5,925	9,714	(39.0%)
Net Interest Income	16,244	18,635	(12.8%)	69,564	76,592	(9.2%)
Provision for Loan Losses	800	5,537	(85.6%)	24,888	32,086	(22.4%)

Net Interest Income After Provision for Loan Losses	15,444	13,098	17.9%	44,676	44,506	0.4%

OTHER INCOME (LOSS)
Service Charges on Deposit Accounts	934	1,061	(12.0%)	3,898	4,806	(18.9%)
Other Service Charges, Commissions & Fees	836	974	(14.2%)	3,467	3,565	(2.7%)
Fiduciary Fees	209	216	(3.2%)	853	976	(12.6%)
Gain on Sale of Other Real Estate Owned (“OREO”)	—	310	(100.0%)	—	310	(100.0%)
Net Gain on Sale of Securities Available for Sale	3	363	(99.2%)	1,648	375	339.5%
Other-Than-Temporary-Impairment on Securities (includes total losses of $2,205, net of $1,153 recognized in other comprehensive loss, pre-tax, for the three months and year ended December 31, 2011)	(1,052)	—	(100.0%)	(1,052)	—	(100.0%)
Other Operating Income	421	502	(16.1%)	1,251	1,191	5.0%

Total Other Income	1,351	3,426	(60.6%)	10,065	11,223	(10.3%)

OTHER EXPENSE
Salaries & Employee Benefits	7,456	6,836	9.1%	30,914	28,518	8.4%
Net Occupancy Expense	1,403	1,369	2.5%	5,794	5,399	7.3%
Equipment Expense	489	474	3.2%	1,940	2,050	(5.4%)
Outside Services	1,189	982	21.1%	4,612	2,631	75.3%
FDIC Assessments	528	662	(20.2%)	3,069	2,751	11.6%
OREO Expense	58	882	(93.4%)	351	882	(60.2%)
Prepayment Fee on Borrowing	—	—	0.0%	1,028	—	100.0%
Other Operating Expense	4,189	2,270	84.5%	11,334	8,547	32.6%

Total Other Expense	15,312	13,475	13.6%	59,042	50,778	16.3%
Income (Loss) Before Provision for Income Taxes	1,483	3,049	(51.4%)	(4,301)	4,951	(186.9%)
Provision for (Benefit from) Income Taxes	329	(20)	(1,745.0%)	(4,223)	(1,305)	223.6%

NET INCOME	$1,154	$3,069	(62.4%)	$(78)	$6,256	(101.2%)

Average:
Common Shares Outstanding	9,726,814	9,685,194	0.4%	9,720,827	9,658,534	0.6%
Dilutive Stock Options	—	4,022	(100.0%)	—	4,447	(100.0%)

Average Total	9,726,814	9,689,216	0.4%	9,720,827	9,662,981	0.6%
EARNINGS PER COMMON SHARE
Basic	$0.12	$0.32	(62.6%)	$(0.01)	$0.65	(101.2%)
Diluted	$0.12	$0.32	(62.6%)	$(0.01)	$0.65	(101.2%)